Exhibit 99.1

ALON REFINING KROTZ SPRINGS, INC.

BALANCE SHEETS

(dollars in thousands except per share data)

	September 30, 2014	December 31, 2013
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$392	$—
Accounts and other receivables, net	43,478	30,431
Inventories	49,687	37,906
Prepaid expenses and other current assets	1,158	315

Total current assets	94,715	68,652

Property, plant and equipment, net	324,850	333,599
Other assets, net	16,803	16,600

Total assets	$436,368	$418,851

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$293,479	$355,732
Accrued liabilities	29,337	29,784
Current portion of long-term debt	—	75,684

Total current liabilities	322,816	461,200

Other non-current liabilities	33,504	37,039

Total liabilities	356,320	498,239

Commitments and contingencies (Note 11)
Stockholders’ equity:
Class A Common stock, par value $0.01, 75,000 shares authorized; 50,111 shares issued and outstanding at September 30, 2014 and December 31, 2013	—	—
Class B Common stock, par value $0.01, 1,000 shares authorized; 0 and 90 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	—	—
Additional paid-in capital	388,881	312,381
Accumulated other comprehensive income (loss), net of tax	20,757	(29,982)
Retained deficit	(329,590)	(361,787)

Total stockholders’ equity	80,048	(79,388)

Total liabilities and stockholders’ equity	$436,368	$418,851

The accompanying notes are an integral part of these financial statements.

ALON REFINING KROTZ SPRINGS, INC.

STATEMENTS OF OPERATIONS

(unaudited, dollars in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
Net sales	$772,430	$734,883	$2,198,795	$1,935,959
Operating costs and expenses:
Cost of sales	706,582	715,748	2,038,913	1,827,164
Direct operating expenses	27,442	24,841	78,477	72,871
Selling, general and administrative expenses	2,032	1,993	6,320	6,448
Depreciation and amortization	6,854	6,855	20,421	19,328

Total operating costs and expenses	742,910	749,437	2,144,131	1,925,811

Operating income (loss)	29,520	(14,554)	54,664	10,148
Interest expense	(5,632)	(13,451)	(22,476)	(33,291)
Other income, net	1	1	9	9

Income (loss) before income tax expense	23,889	(28,004)	32,197	(23,134)
Income tax expense	—	—	—	—

Net income (loss)	$23,889	$(28,004)	$32,197	$(23,134)

The accompanying notes are an integral part of these financial statements.

ALON REFINING KROTZ SPRINGS, INC.

STATEMENTS OF COMPREHENSIVE INCOME

(unaudited, dollars in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
Net income (loss)	$23,889	$(28,004)	$32,197	$(23,134)
Other comprehensive income (loss):
Commodity contracts designated as cash flow hedges:
Unrealized holding gain arising during period	5,051	7,208	37,558	28,958
Gain reclassified to earnings—cost of sales	—	(11,339)	—	(21,333)
Amortization of unrealized loss on de-designated cash flow hedges—cost of sales	2,753	—	13,181	—

Net gain (loss), before tax	7,804	(4,131)	50,739	7,625
Income tax expense	—	—	—	—

Total other comprehensive income (loss), net of tax	7,804	(4,131)	50,739	7,625

Comprehensive income (loss)	$31,693	$(32,135)	$82,936	$(15,509)

The accompanying notes are an integral part of these financial statements.

ALON REFINING KROTZ SPRINGS, INC.

STATEMENTS OF CASH FLOWS

(unaudited, dollars in thousands)

	For the Nine Months Ended September 30,
	2014	2013
Cash flows from operating activities:
Net income (loss)	$32,197	$(23,134)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	20,421	19,328
Amortization of debt issuance costs	456	1,866
Amortization of original issuance discount	456	1,906
Write-off of unamortized original issuance discount	360	—
Write-off of unamortized debt issuance costs	358	—
Unrealized loss on commodity swaps	10,774	—
Changes in operating assets and liabilities:
Accounts and other receivables, net	(1,970)	999
Inventories	(11,781)	(11,275)
Prepaid expenses and other current assets	(843)	2,081
Other assets, net	(466)	—
Accounts payable	(62,253)	(1,897)
Accrued liabilities	14,513	14,030
Other non-current liabilities	7,983	7,840

Net cash provided by operating activities	10,205	11,744

Cash flows from investing activities:
Capital expenditures	(7,571)	(9,028)
Capital expenditures for turnarounds and catalysts	(2,242)	(2,942)

Net cash used in investing activities	(9,813)	(11,970)

Cash flows from financing activities:
Payments on short-term debt	(76,500)	—
Proceeds from parent equity investment	76,500	—

Net cash provided by financing activities	—	—

Net increase (decrease) in cash and cash equivalents	392	(226)
Cash and cash equivalents, beginning of period	—	1,107

Cash and cash equivalents, end of period	$392	$881

Supplemental cash flow information:
Cash paid for interest, net of capitalized interest	$24,444	$21,846

The accompanying notes are an integral part of these financial statements.

ALON REFINING KROTZ SPRINGS, INC.

NOTES TO FINANCIAL STATEMENTS

(unaudited, dollars in thousands except as noted)

(1) Basis of Presentation

As used in this report, the terms “the Company,” “we,” “us” or “our” refer to Alon Refining Krotz Springs, Inc., a subsidiary of Alon USA Energy, Inc. References in this report to “Alon Energy” or “Parent” refer collectively to Alon USA Energy, Inc. and its consolidated subsidiaries, other than Alon Refining Krotz Springs, Inc.

These financial statements and notes are unaudited and have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X of the Securities Exchange Act of 1934. Accordingly, they do not include all of the information and notes required by GAAP for complete financial statements.

In the opinion of our management, the information included in these financial statements reflects all adjustments, consisting of normal and recurring adjustments, which are necessary for a fair presentation of our financial position and results of operations for the interim periods presented. Certain prior year balances may have been aggregated or disaggregated in order to conform to the current year presentation. The results of operations for the three and nine months ended September 30, 2014 are not necessarily indicative of the operating results that may be obtained for the year ending December 31, 2014.

Our balance sheet as of December 31, 2013, has been derived from the audited financial statements as of that date. These unaudited financial statements should be read in conjunction with the audited financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2013.

New Accounting Standards

In May 2014, the Financial Accounting Standards Board and the International Accounting Standards Board jointly issued a comprehensive new revenue recognition standard that provides accounting guidance for all revenue arising from contracts to provide goods or services to customers. This standard is intended to improve comparability of revenue recognition practices across entities, industries, jurisdictions and capital markets. The requirements from the new standard are effective for interim and annual periods beginning after December 15, 2016, and early adoption is not permitted. The standard allows for either full retrospective adoption or modified retrospective adoption. We are evaluating the guidance to determine the method of adoption and the impact of this standard on our financial statements.

(2) Operating Results and Liquidity

Our refinery average throughput was 71,680 barrels per day for the nine months ended September 30, 2014. Net cash provided by operating activities for the nine months ended September 30, 2014 was $10,205.

Our primary sources of liquidity are cash generated from our operating activities, inventory supply and offtake arrangements, credit lines and additional funding from Alon Energy. Accounts payable to Alon Energy of $231,708 at September 30, 2014, while due on demand, are expected to be paid as funds are available. Future operating results will depend on market factors, primarily the difference between the prices we receive from customers for produced products compared to the prices we pay

ALON REFINING KROTZ SPRINGS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

(unaudited, dollars in thousands except as noted)

to suppliers for crude oil. We plan to continue to operate the refinery at current or higher utilization rates as long as the refinery is able to generate cash operating margin. Management believes its current liquidity from the above described sources is adequate to operate the refinery.

(3) Fair Value

We determine fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. We classify financial assets and financial liabilities into the following fair value hierarchy:

•	Level 1—valued based on quoted prices in active markets for identical assets and liabilities;

•	Level 2—valued based on quoted prices for similar assets and liabilities in active markets, and inputs other than quoted prices that are observable for the asset or liability; and

•	Level 3—valued based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

As required, we utilize valuation techniques that maximize the use of observable inputs (levels 1 and 2) and minimize the use of unobservable inputs (level 3) within the fair value hierarchy. We generally apply the “market approach” to determine fair value. This method uses pricing and other information generated by market transactions for identical or comparable assets and liabilities. Assets and liabilities are classified within the fair value hierarchy based on the lowest level (least observable) input that is significant to the measurement in its entirety.

The carrying amounts of our cash and cash equivalents, receivables, payables and accrued liabilities approximate fair value due to the short-term maturities of these assets and liabilities. The reported amounts of long-term debt approximate fair value. Derivative instruments are carried at fair value, which are based on quoted market prices. Derivative instruments and the Renewable Identification Numbers (“RINs”) obligation are our only assets and liabilities measured at fair value on a recurring basis.

The RINs obligation represents the period-end deficit, if any, after considering any RINs acquired or under contract, necessary to meet our requirements to blend biofuels into the products we have produced. The RINs obligation is categorized as level 2 of the fair value hierarchy and is measured at fair value using the market approach based on quoted prices from an independent pricing service.

ALON REFINING KROTZ SPRINGS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

(unaudited, dollars in thousands except as noted)

The following table sets forth the assets and liabilities measured at fair value on a recurring basis, by input level, in the balance sheets at September 30, 2014 and December 31, 2013:

	Level 1	Level 2	Level 3	Total
As of September 30, 2014
Assets:
Commodity contracts (swaps)	$—	$13,068	$—	$13,068
Liabilities:
Commodity contracts (futures and forwards)	736	—	—	736
Fair value hedge	—	1,040	—	1,040
RINs obligation	—	16,580	—	16,580

As of December 31, 2013
Liabilities:
Commodity contracts (futures and forwards)	$310	$—	$—	$310
Commodity contracts (swaps)	—	15,328	11,569	26,897
Fair value hedge	—	2,676	—	2,676

Level 3 Financial Instruments

As of December 31, 2013, we had commodity price swap contracts related to forecasted sales of jet fuel and forecasted purchases of crude oil for which quoted forward market prices were not readily available. The forward rate used to value these commodity price swaps was derived using a projected forward rate using quoted market rates for similar products, adjusted for product grade differentials, a level 3 input. In January 2014, quoted forward market prices for these commodities became available, and the related financial liability was reclassified to level 2.

The following table presents the changes in fair value of our level 3 assets and liabilities (all related to commodity price swap contracts) for the nine months ended September 30, 2014:

For the Nine Months Ended September 30, 2014
Balance at beginning of period	$(11,569)
Change in fair value of level 3 trades open at the beginning of the period	—
Fair value of trades entered into during the period	—
Fair value of reclassification from level 3 to level 2	11,569
Settlement value of contractual maturities—Recognized in cost of sales	—

Balance at end of period	$—

(4) Derivative Financial Instruments

We selectively utilize crude oil and refined product commodity derivative contracts to reduce the risk associated with potential price changes on committed obligations as well as to reduce earnings volatility. We do not speculate using derivative instruments. Credit risk on our derivative instruments is mitigated by transacting with counterparties meeting established collateral and credit criteria.

ALON REFINING KROTZ SPRINGS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

(unaudited, dollars in thousands except as noted)

Mark to Market

We have certain contracts that serve as economic hedges, which are derivatives used for risk management but not designated as hedges for financial accounting purposes. All economic hedge transactions are recorded at fair value and any changes in fair value between periods are recognized in earnings.

We have contracts that are used to fix prices on forecasted purchases of inventory. Forwards represent physical trades for which pricing and quantities have been set, but the physical product delivery has not occurred by the end of the reporting period. Futures represent trades executed on the New York Mercantile Exchange which have not been closed or settled at the end of the reporting period.

We also have economic hedges in the form of swap contracts that fix the price differential between Brent crude oil and the crude oil that we process at our refinery. At September 30, 2014, we have swap contracts for 2,160 thousand barrels of crude oil, with contract terms through December 2015.

During October 2014, we entered into additional swap contracts that fix the price differential between Brent crude oil and the crude oil that we process at our refinery of 4,050 thousand barrels, with contract terms through December 2016.

Fair Value Hedge

Fair value hedges are used to hedge price volatility of certain refining inventories and firm commitments to purchase inventories. The gain or loss on a derivative instrument designated and qualifying as a fair value hedge, as well as the offsetting gain or loss on the hedged item attributable to the hedged risk, is recognized in earnings in the same period.

As of September 30, 2014, we have accounted for certain commodity contracts as fair value hedges with contract purchase volumes of 394 thousand barrels of crude oil with remaining contract terms through May 2019.

Cash Flow Hedges

To designate a derivative as a cash flow hedge, we document at the inception of the hedge the assessment that the derivative will be highly effective in offsetting expected changes in cash flows from the item hedged. This assessment, which is updated at least quarterly, is generally based on the most recent relevant historical correlation between the derivative and the item hedged. If, during the term of the derivative, the hedge is determined to be no longer highly effective, hedge accounting is prospectively discontinued and any remaining unrealized gains or losses, based on the effective portion of the derivative at that date, are reclassified to earnings when the underlying transactions occur.

Commodity Derivatives.    As of September 30, 2014, we have accounted for certain commodity swap contracts as cash flow hedges with net contract purchase volumes of 3,600 thousand barrels of crude oil and net contract sales volumes of 3,600 thousand barrels of refined products with a remaining contract term of fifteen months. Related to these transactions in other comprehensive income (“OCI”), we recognized unrealized gains (losses) of $7,804 and $(4,131) for the three months and $50,739 and $7,625 for the nine months ended September 30, 2014 and 2013, respectively.

ALON REFINING KROTZ SPRINGS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

(unaudited, dollars in thousands except as noted)—(Continued)

In November 2013 and April 2014, we elected to de-designate certain commodity swap contracts that were previously designated as cash flow hedges. As of September 30, 2014, we have total net unrealized losses of $2,391 classified in OCI that related to the application of hedge accounting prior to de-designation, which will be recorded into earnings as the underlying transactions occur through the remainder of 2014. During the three and nine months ended September 30, 2014, we reclassified $2,753 and $13,181 of losses, respectively, related to these de-designated cash flow hedges from OCI into cost of sales.

For the three and nine months ended September 30, 2014 and 2013, there was no cash flow hedge ineffectiveness recognized in income. No component of our cash flow hedges’ gains or losses was excluded from the assessment of hedge effectiveness.

As of September 30, 2014, we have net unrealized gains of $20,757 classified in OCI related to cash flow hedges. Assuming commodity prices remain unchanged, unrealized gains of $14,413 will be reclassified from OCI into earnings as the underlying transactions occur over the next twelve-month period.

The following tables present the effect of derivative instruments on the statements of financial position:

	As of September 30, 2014
	Asset Derivatives		Liability Derivatives
	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
Derivatives not designated as hedging instruments:
Commodity contracts (futures and forwards)	Accounts receivable	$1,240	Accrued liabilities	$1,976
Commodity contracts (swaps)	Accounts receivable	1,814	Accrued liabilities	368
Commodity contracts (swaps)	Other assets, net	94	Other non-current liabilities	51

Total derivatives not designated as hedging instruments		$3,148		$2,395

Derivatives designated as hedging instruments:
Commodity contracts (swaps)	Accounts receivable	$9,263		$—
Commodity contracts (swaps)	Other assets, net	2,316		—
Fair value hedge		—	Other non-current liabilities	1,040

Total derivatives designated as hedging instruments		11,579		1,040

Total derivatives		$14,727		$3,435

ALON REFINING KROTZ SPRINGS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

(unaudited, dollars in thousands except as noted)

	As of December 31, 2013
	Asset Derivatives		Liability Derivatives
	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
Derivatives not designated as hedging instruments:
Commodity contracts (futures and forwards)	Accounts receivable	$607	Accrued liabilities	$917

Total derivatives not designated as hedging instruments		$607		$917

Derivatives designated as hedging instruments:
Commodity contracts (swaps)		$—	Accrued liabilities	$15,328
Commodity contracts (swaps)		—	Other non-current liabilities	11,569
Fair value hedge		—	Other non-current liabilities	2,676

Total derivatives designated as hedging instruments		—		29,573

Total derivatives		$607		$30,490

The following tables present the effect of derivative instruments on the statements of operations and accumulated other comprehensive income:

Derivatives designated as hedging instruments:

Cash Flow Hedging Relationships	Gain (Loss) Recognized in OCI	Gain (Loss) Reclassified from Accumulated OCI into Income (Effective Portion)		Gain (Loss) Reclassified from Accumulated OCI into Income (Ineffective Portion and Amount Excluded from Effectiveness Testing)
		Location	Amount	Location	Amount
For the Three Months Ended September 30, 2014
Commodity contracts (swaps)	$7,804	Cost of sales	$(2,753)		$—

Total derivatives	$7,804		$(2,753)		$—

For the Three Months Ended September 30, 2013
Commodity contracts (swaps)	$(4,131)	Cost of sales	$11,339		$—

Total derivatives	$(4,131)		$11,339		$—

ALON REFINING KROTZ SPRINGS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

(unaudited, dollars in thousands except as noted)

Cash Flow Hedging Relationships	Gain (Loss) Recognized in OCI	Gain (Loss) Reclassified from Accumulated OCI into Income (Effective Portion)		Gain (Loss) Reclassified from Accumulated OCI into Income (Ineffective Portion and Amount Excluded from Effectiveness Testing)
		Location	Amount	Location	Amount
For the Nine Months Ended September 30, 2014
Commodity contracts (swaps)	$50,739	Cost of sales	$(13,181)		$—

Total derivatives	$50,739		$(13,181)		$—

For the Nine Months Ended September 30, 2013
Commodity contracts (swaps)	$7,625	Cost of sales	$21,333		$—

Total derivatives	$7,625		$21,333		$—

Derivatives in fair value hedging relationships:

	Location	Gain (Loss) Recognized in Income
		For the Three Months Ended September 30,		For the Nine Months Ended September 30,
		2014	2013	2014	2013
Fair value hedge	Cost of sales	$4,645	$(2,642)	$1,636	$(4,575)

Total derivatives		$4,645	$(2,642)	$1,636	$(4,575)

Derivatives not designated as hedging instruments:

	Location	Gain (Loss) Recognized in Income
		For the Three Months Ended September 30,		For the Nine Months Ended September 30,
		2014	2013	2014	2013
Commodity contracts (futures & forwards)	Cost of sales	$(2,740)	$(756)	$(3,408)	$(1,278)
Commodity contracts (swaps)	Cost of sales	1,489	—	3,290	—

Total derivatives		$(1,251)	$(756)	$(118)	$(1,278)

Offsetting Assets and Liabilities

Our derivative financial instruments are subject to master netting arrangements to manage counterparty credit risk associated with derivatives and we offset the fair value amounts recorded for derivative instruments to the extent possible under these agreements on our balance sheets.

ALON REFINING KROTZ SPRINGS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

(unaudited, dollars in thousands except as noted)

The following table presents offsetting information regarding our derivatives by type of transaction as of September 30, 2014 and December 31, 2013:

	Gross Amounts of Recognized Assets/Liabilities	Gross Amounts offset in the Statement of Financial Position	Net Amounts Presented in the Statement of Financial Position	Gross Amounts Not offset in the Statement of Financial Position		Net Amount
				Financial Instruments	Cash Collateral Pledged
As of September 30, 2014
Derivative Assets:
Commodity contracts (futures & forwards)	$1,240	$—	$1,240	$(1,240)	$—	$—
Commodity contracts (swaps)	13,487	—	13,487	(419)	—	13,068
Derivative Liabilities:
Commodity contracts (futures & forwards)	$1,976	$—	$1,976	$(1,240)	$—	$736
Commodity contracts (swaps)	419	—	419	(419)	—	—
Fair value hedge	1,040	—	1,040	—	—	1,040

As of December 31, 2013
Derivative Assets:
Commodity contracts (futures & forwards)	$747	$(140)	$607	$(607)	$—	$—
Derivative Liabilities:
Commodity contracts (futures & forwards)	$1,057	$(140)	$917	$(607)	$—	$310
Commodity contracts (swaps)	26,897	—	26,897	—	—	26,897
Fair value hedge	2,676	—	2,676	—	—	2,676

Compliance Program Market Risk

We are obligated by government regulations to blend a certain percentage of biofuels into the products we produce that are consumed in the U.S. We purchase biofuels from third parties and blend those biofuels into our products, and each gallon of biofuel purchased includes a RIN. To the degree we are unable to blend biofuels at the required percentage, a RINs deficit is generated and we must acquire that number of RINs by the annual reporting deadline in order to remain in compliance with applicable regulations.

We are exposed to market risk related to the volatility in the price of RINs needed to comply with these government regulations. We manage this risk by purchasing biofuel RINs when prices are deemed favorable utilizing fixed price purchase contracts. Some of these contracts are derivative instruments; however, we elect the normal purchase and sale exception and do not record these contracts at their fair values.

The cost of meeting our obligations under these compliance programs was $5,992 and $16,580 for the three and nine months ended September 30, 2014, respectively. These amounts are reflected in cost of sales. Our refinery received an exemption from the renewable fuel standards requirements for 2013 and as a result, we did not record costs associated with RINs.

ALON REFINING KROTZ SPRINGS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

(unaudited, dollars in thousands except as noted)

(5) Inventories

Our inventories (including inventory consigned to others) are stated at the lower of cost or market. Cost is determined under the last-in, first-out (LIFO) method for crude oil, refined products and blendstock inventories. Materials and supplies are stated at average cost.

Carrying value of inventories consisted of the following:

	September 30, 2014	December 31, 2013
Crude oil, refined products and blendstocks	$11,806	$11,710
Crude oil inventory consigned to others (Note 6)	34,133	22,545
Materials and supplies	3,748	3,651

Total inventories	$49,687	$37,906

Market values of crude oil, refined products and blendstock inventories exceeded LIFO costs by $11,220 and $13,600 at September 30, 2014 and December 31, 2013, respectively.

(6) Inventory Financing Agreement

We have a Supply and Offtake Agreement and other associated agreements (together the “Supply and Offtake Agreement”) with J. Aron & Company (“J. Aron”). Pursuant to the Supply and Offtake Agreement, (i) J. Aron agreed to sell to us, and we agreed to buy from J. Aron, at market prices, crude oil for processing at the refinery and (ii) we agreed to sell, and J. Aron agreed to buy, at market prices, certain refined products produced at the refinery.

The Supply and Offtake Agreement also provided for the sale, at market prices, of our crude oil and certain refined product inventories to J. Aron, the lease to J. Aron of crude oil and refined product storage tanks located at our refinery, and to identify prospective purchasers of refined products on J. Aron’s behalf. The Supply and Offtake Agreement has an initial term that expires in May 2019. J. Aron may elect to terminate the Supply and Offtake Agreement prior to the initial term beginning in May 2016 and upon each anniversary thereof, on six months prior notice. We may elect to terminate in May 2018 on six months prior notice.

Following the expiration or termination of the Supply and Offtake Agreement, we are obligated to purchase the crude oil and refined product inventories then owned by J. Aron and located at the Krotz Springs refinery at market prices at that time. Financing charges related to the Supply and Offtake Agreement are recorded as interest expense in the statements of operations.

At September 30, 2014 and December 31, 2013, we had net current payables to J. Aron for purchases of $18,705 and $32,081, respectively, other non-current liabilities related to the original financing of $31,962 and $24,022, respectively, and a consignment inventory receivable representing a deposit paid to J. Aron of $6,206 and $6,206, respectively.

Additionally, we had net current payables of $1,686 and $990 at September 30, 2014 and December 31, 2013, respectively, for forward commitments related to month-end consignment inventory target levels differing from projected levels and the associated pricing with these inventory level differences.

ALON REFINING KROTZ SPRINGS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

(unaudited, dollars in thousands except as noted)

In association with the Supply and Offtake Agreement, we have a secured Credit Agreement (the “Standby LC Facility”) by and between the Company, as Borrower, and Goldman Sachs Bank USA, as Issuing Bank. The Standby LC Facility provides for up to $200,000 of letters of credit to be issued to J. Aron. Obligations under the Standby LC Facility are secured by a first priority lien on our existing and future accounts receivable and inventory. The Standby LC Facility includes customary events of default and restrictions on our activities. The Standby LC Facility contains no maintenance financial covenants. At this time there is no further availability under the Standby LC Facility. The Standby LC Facility matures in July 2016.

In November 2014, we amended the Supply and Offtake Agreement to remove the requirement to maintain the Standby LC Facility. In connection with this amendment, we terminated the Standby LC Facility.

(7) Property, Plant and Equipment, Net

Property, plant and equipment, net consisted of the following:

	September 30, 2014	December 31, 2013
Refining facilities	$448,723	$441,152
Accumulated depreciation	(123,873)	(107,553)

Property, plant and equipment, net	$324,850	$333,599

(8) Additional Financial Information

The following tables provide additional financial information related to the financial statements.

(a) Other Assets, Net

	September 30, 2014	December 31, 2013
Deferred turnaround and catalyst cost	$5,759	$7,585
Deferred debt issuance costs	—	814
Intangible assets	1,950	1,983
Long-term receivables	6,206	6,206
Commodity contracts	2,410	—
Other	478	12

Total other assets	$16,803	$16,600

ALON REFINING KROTZ SPRINGS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

(unaudited, dollars in thousands except as noted)

(b) Accrued Liabilities, Other Non-Current Liabilities and Accounts Payable

	September 30, 2014	December 31, 2013
Accrued Liabilities:
Taxes other than income taxes	$1,284	$568
Employee costs	1,289	1,280
Commodity contracts	2,344	16,245
Accrued finance charges	—	3,597
RINs obligation	16,580	—
Other	7,840	8,094

Total accrued liabilities	$29,337	$29,784

Other Non-Current Liabilities:
Environmental accrual (Note 11)	$251	$271
Asset retirement obligations	1,240	1,177
Consignment inventory obligation	31,962	24,022
Commodity contracts	51	11,569

Total other non-current liabilities	$33,504	$37,039

Accounts payable includes related parties balance of $231,708 and $290,785 at September 30, 2014 and December 31, 2013, respectively.

(c) Deferred Income Tax Asset Valuation Allowance

The following table displays the change in deferred income tax asset valuation allowance:

Deferred Income Tax Asset Valuation Allowance
Valuation allowance at December 31, 2013	$134,251
Change in valuation allowance	(11,849)

Valuation allowance at September 30, 2014	$122,402

(d) Accumulated Other Comprehensive Income (Loss)

The following table displays the change in accumulated other comprehensive income (loss), net of tax:

	Unrealized Gain (Loss) on Cash Flow Hedges	Total
Balance at December 31, 2013	$(29,982)	$(29,982)
Other comprehensive income before reclassifications	37,558	37,558
Amounts reclassified from accumulated other comprehensive income (loss)	13,181	13,181

Net current-period other comprehensive income	50,739	50,739

Balance at September 30, 2014	$20,757	$20,757

ALON REFINING KROTZ SPRINGS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

(unaudited, dollars in thousands except as noted)

(9) Indebtedness

During the nine months ended September 30, 2014, Alon Energy made capital contributions allowing us to redeem the remaining principal balance on our 13.50% senior secured notes (“Senior Secured Notes”) due October 2014. As a result of the prepayment of the Senior Secured Notes, write-offs of unamortized original issuance discount and debt issuance costs of $106 and $105, respectively, were charged to interest expense for the three months ended September 30, 2014, and $360 and $358, respectively, for the nine months ended September 30, 2014.

At December 31, 2013, the Senior Secured Notes had an outstanding balance of $75,684.

(10) Related-Party Transactions

Alon Energy currently owns all of our outstanding voting capital stock. As a result, Alon Energy can control the election of our directors, exercise control or significant influence over our corporate and management policies and generally determine the outcome of any corporate transaction or other matter submitted to our stockholders for approval, including potential mergers or acquisitions, asset sales and other significant corporate transactions. So long as Alon Energy continues to own a majority of the outstanding shares of our voting capital stock, Alon Energy will continue to be able to effectively control or influence the outcome of such matters.

During the nine months ended September 30, 2014, we received equity contributions of $76,500 from Alon Energy, which were used to redeem the remaining principal balance on our Senior Secured Notes.

We are a subsidiary of Alon Energy and we are operated as a component of the integrated operations of Alon Energy and its other subsidiaries. As such, the executive officers of Alon Energy, who are employed by another subsidiary of Alon Energy, also serve as our executive officers as well as Alon Energy’s other subsidiaries. Alon Energy performs general corporate and administrative services and functions for us and Alon Energy’s other subsidiaries, which include accounting, treasury, cash management, tax, information technology, insurance administration and claims processing, legal, environmental, risk management, audit, payroll and employee benefit processing, and internal audit services. Alon Energy allocates the expenses actually incurred in performing these services to us and to its other subsidiaries based primarily on the amount of time the individuals performing such services devote to our business and affairs relative to the amount of time they devote to the business and affairs of Alon Energy’s other subsidiaries. We record the amount of such allocations in our financial statements as selling, general and administrative expenses. Our allocation for selling, general and administrative expenses were $2,032 and $1,993 for the three months ended September 30, 2014 and 2013, respectively, and $6,320 and $6,448 for the nine months ended September 30, 2014 and 2013, respectively.

(11) Commitments and Contingencies

(a) Commitments

In the normal course of business, we have long-term commitments to purchase, at market prices, utilities such as natural gas, electricity and water for use by the refinery. We are also party to various refined product and crude oil supply and exchange agreements, which are typically short-term in nature or provide terms for cancellation.

ALON REFINING KROTZ SPRINGS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

(unaudited, dollars in thousands except as noted)

(b) Contingencies

We are involved in various legal actions arising in the ordinary course of business. We believe the ultimate disposition of these matters will not have a material effect on our financial position, results of operations or liquidity.

(c) Environmental

We are subject to loss contingencies pursuant to federal, state, and local environmental laws and regulations. These laws and regulations govern the discharge of materials into the environment and may require us to incur future obligations to investigate the effects of the release or disposal of certain petroleum, chemical, and mineral substances at various sites; to remediate or restore these sites and to compensate others for damage to property and natural resources. These contingent obligations relate to sites that we own and are associated with past or present operations. We are currently participating in environmental investigations, assessments and cleanups pertaining to our refinery. We may be involved in additional future environmental investigations, assessments and cleanups. The magnitude of future costs are unknown and will depend on factors such as the nature and contamination at many sites, the timing, extent and method of the remedial actions which may be required, and the determination of our liability in proportion to other responsible parties.

Environmental expenditures are expensed or capitalized depending on their future economic benefit. Expenditures that relate to an existing condition caused by past operations and that have no future economic benefit are expensed. Liabilities for expenditures of a non-capital nature are recorded when environmental assessment and/or remediation is probable, and the costs can be reasonably estimated. Substantially all amounts accrued are expected to be paid out over the next five years. The level of future expenditures for environmental remediation obligations cannot be determined with any degree of reliability.

We have accrued environmental remediation obligations recorded as a non-current liability of $251 and $271 at September 30, 2014 and December 31, 2013, respectively.

(12) Subsequent Events

We have evaluated subsequent events through November 10, 2014, which was the date the financial statements were available to be issued.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Alon Refining Krotz Springs, Inc.:

We have audited the accompanying balance sheets of Alon Refining Krotz Springs, Inc. as of December 31, 2013 and 2012, and the related statements of operations, comprehensive loss, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alon Refining Krotz Springs, Inc. as of December 31, 2013 and 2012, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2013, in conformity with U.S. generally accepted accounting principles.

/s/KPMG LLP

Dallas, Texas

March 26, 2014

ALON REFINING KROTZ SPRINGS, INC.

BALANCE SHEETS

(dollars in thousands, except per share data)

	As of December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$—	$1,107
Accounts and other receivables, net	30,431	38,412
Inventories	37,906	44,796
Prepaid expenses and other current assets	315	2,354

Total current assets	68,652	86,669

Property, plant and equipment, net	333,599	343,321
Other assets, net	16,600	22,368

Total assets	$418,851	$452,358

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$355,732	$380,329
Accrued liabilities	29,784	12,499
Current portion of long term debt	75,684	—

Total current liabilities	461,200	392,828

Other non-current liabilities	37,039	29,436
Long-term debt	—	211,573

Total liabilities	498,239	633,837

Commitments and contingencies (Note 15)
Stockholders’ equity:
Class A Common stock, par value $0.01, 75,000 shares authorized: 50,111 shares issued and outstanding at December 31, 2013 and 2012	—	—
Class B Common stock, par value $0.01, 1,000 shares authorized; 90 shares issued and outstanding at December 31, 2013 and 2012	—	—
Accumulated other comprehensive income (loss), net of income tax	(29,982)	1,514
Additional paid-in capital	312,381	167,656
Retained deficit	(361,787)	(350,649)

Total stockholders’ equity	(79,388)	(181,479)

Total liabilities and stockholders’ equity	$418,851	$452,358

The accompanying notes are an integral part of these financial statements.

ALON REFINING KROTZ SPRINGS, INC.

STATEMENTS OF OPERATIONS

(dollars in thousands)

	Year Ended December 31,
	2013	2012	2011
Net sales	$2,680,112	$2,881,242	$2,533,092
Operating costs and expenses:
Cost of sales	2,510,720	2,790,998	2,433,910
Direct operating expenses	96,570	95,713	79,972
Selling, general and administrative expenses	8,870	7,828	6,827
Depreciation and amortization	26,565	23,882	22,645

Total operating costs and expenses	2,642,725	2,918,421	2,543,354

Loss on disposition of assets	—	(2,504)	—

Operating income (loss)	37,387	(39,683)	(10,262)
Interest expense	(48,535)	(44,417)	(40,977)
Other income (loss), net	10	(7,289)	(36,232)

Loss before income tax benefit	(11,138)	(91,389)	(87,471)
Income tax benefit	—	—	—

Net loss	$(11,138)	$(91,389)	$(87,471)

The accompanying notes are an integral part of these financial statements.

ALON REFINING KROTZ SPRINGS, INC.

STATEMENTS OF COMPREHENSIVE LOSS

(dollars in thousands)

	Year Ended December 31,
	2013	2012	2011
Net loss	$(11,138)	$(91,389)	$(87,471)
Other comprehensive income (loss):
Commodity contracts designated as cash flow hedges:
Unrealized holding loss arising during period	(9,475)	(67,318)	—
(Gain) loss reclassified to earnings—cost of sales	(22,021)	68,832	—

Net gain (loss), before tax	(31,496)	1,514	—

Total other comprehensive income (loss), before tax	(31,496)	1,514	—
Income tax expense (benefit) related to other comprehensive income (loss)	—	—	—

Total other comprehensive income (loss), net of tax	(31,496)	1,514	—

Comprehensive loss	$(42,634)	$(89,875)	$(87,471)

The accompanying notes are an integral part of these financial statements.

ALON REFINING KROTZ SPRINGS, INC.

STATEMENT OF STOCKHOLDERS’ EQUITY

(dollars in thousands)

	Common Stock	Additional Paid-In Capital	Accumulated Other Comprehensive Income (Loss)	Retained Deficit	Total
Balance at December 31, 2010	$—	$167,656	$—	$(171,789)	$(4,133)
Net loss	—	—	—	(87,471)	(87,471)

Balance at December 31, 2011	—	167,656	—	(259,260)	(91,604)
Net loss	—	—	—	(91,389)	(91,389)
Fair value of commodity swaps, net of tax of $0	—	—	1,514	—	1,514

Balance at December 31, 2012	—	167,656	1,514	(350,649)	(181,479)
Capital contribution from parent	—	144,725	—	—	144,725
Net loss	—	—	—	(11,138)	(11,138)
Fair value of commodity swaps, net of tax of $0	—	—	(31,496)	—	(31,496)

Balance at December 31, 2013	$—	$312,381	$(29,982)	$(361,787)	$(79,388)

The accompanying notes are an integral part of these financial statements.

ALON REFINING KROTZ SPRINGS, INC.

STATEMENTS OF CASH FLOWS

(dollars in thousands)

	Year Ended December 31,
	2013	2012	2011
Cash flows from operating activities:
Net loss	$(11,138)	$(91,389)	$(87,471)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	26,565	23,882	22,645
Amortization of debt issuance costs	2,188	2,246	2,044
Amortization of original issuance discount	2,240	2,249	1,946
Write-off of unamortized original issuance discount	1,871	—	—
Write-off of unamortized debt issuance costs	1,871	—	—
Loss on disposition of assets	—	2,504	—
Unrealized (gain) loss on commodity swaps	(3,085)	31,936	(31,936)
Changes in operating assets and liabilities:
Accounts and other receivables, net	5,694	(32,593)	(756)
Inventories	6,890	(6,439)	(19,796)
Prepaid expenses and other current assets	2,039	(1,856)	1,460
Other assets, net	—	—	484
Accounts payable	(24,597)	99,518	128,070
Accrued liabilities	2,730	(6,444)	5,099
Other non-current liabilities	(3,966)	(4,727)	6,566

Net cash provided by operating activities	9,302	18,887	28,355

Cash flows from investing activities:
Capital expenditures	(11,621)	(17,023)	(18,909)
Capital expenditures for turnarounds and catalysts	(3,513)	(1,163)	(2,649)
Earnout payments related to refinery acquisition	—	—	(6,562)
Proceeds from sale of assets	—	20	—

Net cash used in investing activities	(15,134)	(18,166)	(28,120)
Cash flows from financing activities:
Deferred debt issuance costs	—	—	(126)
Payments on long-term debt	(140,000)	—	—
Proceeds from parent capital contribution	144,725	—	—

Net cash provided by (used in) financing activities	4,725	—	(126)

Net increase (decrease) in cash and cash equivalents	(1,107)	721	109
Cash and cash equivalents, beginning of period	1,107	386	277

Cash and cash equivalents, end of period	$—	$1,107	$386

Supplemental cash flow information:
Cash paid for interest, net of capitalized interest	$44,202	$39,322	$36,987

The accompanying notes are an integral part of these financial statements.

ALON REFINING KROTZ SPRINGS, INC.

NOTES TO FINANCIAL STATEMENTS

(dollars in thousands, except as noted)

(1) Description and Nature of Business

As used in this report, the terms “the Company,” “we,” “us” or “our” refer to Alon Refining Krotz Springs, Inc., a subsidiary of Alon USA Energy, Inc. (“Alon Energy”). References in this report to “Alon Energy” or “Parent” refer collectively to Alon USA Energy, Inc. and any of its subsidiaries, other than Alon Refining Krotz Springs, Inc.

We own and operate a high conversion crude oil refinery placed into service in 1980 located in Krotz Springs, Louisiana with a crude oil throughput capacity of approximately 74,000 barrels per day (“bpd”). We refine crude oil into petroleum products, including gasoline, light distillates and intermediate products.

Our refinery is strategically located on approximately 381 acres on the Atchafalaya River in central Louisiana at the intersection of two crude oil pipeline systems and has direct access to the Colonial products pipeline system (“Colonial Pipeline”), providing us with diversified access to both locally sourced and foreign crudes, as well as distribution of our products to markets throughout the Southern and Eastern United States and along the Mississippi and Ohio Rivers. In industry terms, our refinery is characterized as a “mild residual cracking refinery,” which generally refers to a refinery utilizing vacuum distillation and catalytic cracking processes in addition to basic distillation and naphtha reforming processes to minimize low quality black oil production and to produce higher light product yields such as gasoline, light distillates and intermediate products.

(2) Basis of Presentation and Certain Significant Accounting Policies

(a) Basis of Presentation and Use of Estimates

The financial statements include the accounts of Alon Refining Krotz Springs, Inc. and have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(b) Revenue Recognition

Substantially all of our revenues are derived from the sale of refined products. Revenues from sales of refined products are earned and realized upon transfer of title to the customer based on the contractual terms of delivery (including payment terms and prices). Generally, title transfers at the refinery or terminal when the refined product is loaded into the common carrier pipelines, trucks or railcars (free on board origin). In some situations, title transfers at the customer’s destination (free on board destination).

We occasionally enter into refined product buy/sell arrangements, which involve linked purchases and sales related to refined product sales contracts entered into to address location, quality or grade requirements. These buy/sell transactions are included on a net basis in sales in the statements of operations and profits are recognized when the exchanged product is sold.

Revenue from our inventory financing agreement (Note 4) is reported on a gross basis as we are considered a principal in this agreement.

ALON REFINING KROTZ SPRINGS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

(dollars in thousands, except as noted)

In the ordinary course of business, logistical and refinery production schedules necessitate the occasional sale of crude oil to third parties. All purchases and sales of crude oil are recorded net, in cost of sales in the statements of operations.

(c) Cost Classifications

Cost of sales includes principally crude oil and other raw materials, inclusive of transportation costs. Cost of sales excludes depreciation and amortization, which is presented separately in the statements of operations.

Direct operating expenses include costs associated with the actual operations of the refinery, such as energy and utility costs, routine maintenance, labor, insurance and environmental compliance costs.

Selling, general and administrative expenses consist primarily of corporate overhead and marketing expenses. These costs also include actual costs incurred by Alon Energy and allocated to us.

Interest expense consists of interest expense, letters of credit, financing costs associated with crude oil purchases, financing fees, and both the amortization and write-off of original issuance discount and deferred debt issuance costs but excludes capitalized interest.

(d) Cash and Cash Equivalents

All highly-liquid instruments with a maturity of three months or less at the time of purchase are considered to be cash equivalents. Cash equivalents are stated at cost, which approximates market value.

(e) Accounts Receivable

Financial instruments that potentially subject us to concentration of credit risk consist primarily of trade accounts receivables. Credit is extended based on evaluation of the customer’s financial condition and in certain circumstances, collateral, such as letters of credit, prepayments or guarantees, are required, as management deems appropriate. Credit losses are charged to allowance for doubtful accounts when deemed uncollectible. Reserve for bad debts is based on a combination of current sales and specific identification methods.

(f) Inventories

Crude oil, refined products and blendstocks (including inventory consigned to others) are stated at the lower of cost or market. Cost is determined under the last-in, first-out (“LIFO”) valuation method. Cost of crude oil, refined products and blendstock inventories in excess of market value are charged to cost of sales. Such charges are subject to reversal in subsequent periods, not to exceed LIFO cost, if prices recover. Materials and supplies are stated at average cost.

Crude oil inventory consigned to others represents inventory that was sold to third parties, which we are obligated to repurchase at the end of the respective agreements (Note 4). As a result of this requirement to repurchase inventory, no revenue was recorded on these transactions and the inventory volumes remain valued under the LIFO method.

ALON REFINING KROTZ SPRINGS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

(dollars in thousands, except as noted)

(g) Hedging Activity

All derivative instruments are recorded in the balance sheets as either assets or liabilities measured at their fair value. We consider all commodity forwards, futures, swaps, and option contracts to be part of our risk management strategy. For commodity derivative contracts not designated as cash flow hedges, the net unrealized gains and losses for changes in fair value are recognized in cost of sales or in other income (loss), net on the statements of operations.

We selectively designate certain commodity derivative contracts as cash flow hedges. The effective portion of the gains or losses associated with these derivative contracts designated and qualifying as cash flow hedges are initially recorded in accumulated other comprehensive income (loss) in the balance sheet and reclassified into the statement of operations in the period in which the underlying hedged forecasted transaction affects income. The amounts recorded into the statement of operations for commodity derivative contracts are recognized as cost of sales. The ineffective portion of the gains or losses on the derivative contracts, if any, is recognized in the statement of operations as it is incurred.

Derivative transactions related to the inventory financing agreement have been designated as a fair value hedge of inventory. The gain or loss on the derivative instrument designated and qualifying as a fair value hedge, as well as the offsetting gain or loss on the hedged item attributable to the hedged risk, is recognized in earnings in the same period.

(h) Property, Plant and Equipment

The carrying value of property, plant and equipment includes the fair value of the asset retirement obligation and has been reflected in the balance sheets at cost, net of accumulated depreciation.

Property, plant and equipment, net of salvage value, are depreciated using the straight-line method at rates based on the estimated useful lives for the assets or groups of assets, beginning in the first month of operation following acquisition or completion. We capitalize interest costs associated with major construction projects based on the effective interest rate on aggregate borrowings.

Expenditures for major replacements and additions are capitalized. Expenditures for routine repairs and maintenance costs are charged to direct operating expense as incurred. The applicable costs and accumulated depreciation of assets that are sold, retired, or otherwise disposed of are removed from the accounts and the resulting gain or loss is recognized as a gain or loss on disposition of assets in the statements of operations.

(i) Impairment of Long-Lived Assets and Assets to be Disposed Of

We review long-lived assets and certain identifiable intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying value of an asset to future net cash flows expected to be generated by the asset. If the carrying value of an asset exceeds its expected future cash flows, an impairment loss is recognized based on the excess of the carrying value of the impaired asset over its fair value. These future cash flows and fair values are estimates based on management’s judgment and assumptions. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs of disposition.

ALON REFINING KROTZ SPRINGS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

(dollars in thousands, except as noted)

(j) Asset Retirement Obligations

The accounting standards established for asset retirement obligations require companies to recognize the liability for the fair value of a legal obligation to perform asset retirement activities that are conditional on a future event, if the amount can be reasonably estimated.

We have asset retirement obligations with respect to our refinery due to various legal obligations to clean and/or dispose of these assets at the time they are retired. However, the majority of these assets can be used for extended and indeterminate periods of time provided that they are properly maintained and/or upgraded. It is our practice and intent to continue to maintain these assets and make improvements based on technological advances. When a date or range of dates can reasonably be estimated for the retirement of these assets or any component of these assets, we will estimate the cost of performing the retirement activities and record a liability for the fair value of that cost using established present value techniques.

(k) Turnarounds and Chemical Catalysts Costs

We record the cost of planned major refinery maintenance, referred to as turnarounds, and chemical catalyst used in the refinery process units, which are typically replaced in conjunction with planned turnarounds, in “Other assets” in the balance sheets. Turnaround and catalyst costs are deferred and amortized on a straight-line basis beginning the month after the completion of the turnaround and ending immediately prior to the next scheduled turnaround. The amortization of deferred turnaround and chemical catalyst costs are presented in depreciation and amortization in the statements of operations.

(l) Income Taxes

Our results of operations are included in the consolidated U.S. Federal income tax return of Alon Energy. For financial reporting purposes, federal tax expense is allocated to us as if a separate return was filed.

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(m) Environmental Expenditures

Environmental expenditures are expensed or capitalized depending on their future economic benefit. Expenditures that relate to an existing condition caused by past operations and that have no future economic benefit are expensed. Liabilities for expenditures of a non-capital nature are recorded when environmental assessment and/or remediation is probable, and the costs can be reasonably estimated. Environmental liabilities represent the estimated costs to investigate and remediate contamination at our properties. This estimate is based on internal and third-party assessments of the extent of the contaminations, the selected remediation technology and review of applicable environmental regulations.

ALON REFINING KROTZ SPRINGS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

(dollars in thousands, except as noted)

Costs of future expenditures for environmental remediation obligations are not discounted to their present value unless payments are fixed or reliably determinable. Recoveries of environmental remediation costs from other parties are recorded as assets when the receipt is deemed probable. Estimates are updated to reflect changes in factual information, available technology or applicable laws and regulations.

Substantially all amounts accrued are expected to be paid out over the next five years. The level of future expenditures for environmental remediation obligations is impossible to determine with any degree of reliability.

(n) Other Comprehensive Income (Loss)

Other comprehensive income (loss) consists of gains and losses affecting stockholders’ equity that, under U.S. GAAP, are excluded from net loss, such as gains and losses related to certain derivative instruments in qualifying hedging relationships. The balance in other comprehensive income (loss), net of tax, reported in the statement of stockholders’ equity consists of the fair value of commodity derivative contract adjustments.

(o) Commitments and Contingencies

Liabilities for loss contingencies, arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. Recoveries of environmental remediation costs from third parties, which are probable of realization, are separately recorded as assets, and are not offset against the related environmental liability.

(p) Intangible Assets

Intangible assets are assets that lack physical substance (excluding financial assets). Intangible assets with indefinite useful lives are not amortized and intangible assets with finite useful lives are amortized on a straight-line basis over 1 to 40 years. Intangible assets not subject to amortization are tested for impairment annually or more frequently if events or changes in circumstances indicate the asset might be impaired. We use December 31 of each year as the valuation date for annual impairment testing purposes.

(3) Operating Results and Liquidity

Our refinery average throughput was 64,705 bpd for the year ended December 31, 2013. Cash flow from operating activities for the year ended December 31, 2013 was $9,302.

Our primary sources of liquidity are cash generated from our operating activities, inventory supply and offtake arrangements, other credit lines and additional funding from Alon Energy. Accounts payable to Alon Energy and its subsidiaries of $290,785 at December 31, 2013, while due on demand, are expected to be paid as funds are available. Future operating results will depend on market factors, primarily the difference between the prices we receive from customers for produced products compared to the prices we pay to suppliers for crude oil. We plan to continue to operate the refinery at current or higher utilization rates as long as the refinery is able to generate cash operating margin. Management believes its current liquidity from the above described sources is adequate to operate the refinery.

ALON REFINING KROTZ SPRINGS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

(dollars in thousands, except as noted)

We have senior secured notes due October 2014 with an outstanding balance (net of unamortized discount) of $75,684 at December 31, 2013. We plan to repay this outstanding balance using cash from operating activities and funding from Alon Energy. As an alternative, we would consider the issuance of new debt to allow for the repayment of the outstanding senior secured notes balance.

(4) Inventory Financing Agreement

We have entered into a Supply and Offtake Agreement and other associated agreements (together the “Supply and Offtake Agreement”) with J. Aron & Company (“J. Aron”). Pursuant to the Supply and Offtake Agreement, (i) J. Aron agreed to sell to us, and we agreed to buy from J. Aron, at market prices, crude oil for processing at the refinery and (ii) we agreed to sell, and J. Aron agreed to buy, at market prices, certain refined products produced at the refinery.

The Supply and Offtake Agreement also provided for the sale, at market prices, of our crude oil and certain refined product inventories to J. Aron, the lease to J. Aron of crude oil and refined product storage tanks located at our refinery, and to identify prospective purchasers of refined products on J. Aron’s behalf. The Supply and Offtake Agreement was amended in February 2013 and has an initial term that expires in May 2019. J. Aron may elect to terminate the Supply and Offtake Agreement prior to the initial term beginning in May 2016 and upon each anniversary thereof, on six months prior notice. We may elect to terminate in May 2018 on six months prior notice.

Following the expiration or termination of the Supply and Offtake Agreement, we are obligated to purchase the crude oil and refined product inventories then owned by J. Aron and located at the refinery.

At December 31, 2013 and 2012, we had net current payables to J. Aron for purchases of $32,081 and $48,311, respectively, and other non-current liabilities related to the original financing of $24,022 and $28,016, respectively, and a consignment receivable representing a deposit paid to J. Aron of $6,206 and $6,206, respectively.

Additionally, we had current payables of $990 and current receivables of $1,565 at December 31, 2013 and 2012, respectively, for forward commitments related to month-end consignment inventory target levels differing from projected levels and the associated pricing with these inventory level differences.

In association with the Supply and Offtake Agreement, we entered into a secured Credit Agreement (the “Standby LC Facility”) by and between the Company, as Borrower, and Goldman Sachs Bank USA, as Issuing Bank. The Standby LC Facility provides for up to $200,000 of letters of credit to be issued to J. Aron. Obligations under the Standby LC Facility are secured by a first priority lien on the existing and future accounts receivable and inventory of the Company. The Standby LC Facility includes customary events of default and restrictions on our activities. The Standby LC Facility contains no maintenance financial covenants. At this time there is no further availability under the Standby LC Facility. In August 2013, we amended the Standby LC Facility to extend the maturity date to July 2016.

ALON REFINING KROTZ SPRINGS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

(dollars in thousands, except as noted)

(5) Fair Value

We determine fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. We classify financial assets and financial liabilities into the following fair value hierarchy:

•	Level 1—valued based on quoted prices in active markets for identical assets and liabilities;

•	Level 2—valued based on quoted prices for similar assets and liabilities in active markets, and inputs other than quoted prices that are observable for the asset or liability; and

•	Level 3—valued based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

As required, we utilize valuation techniques that maximize the use of observable inputs (levels 1 and 2) and minimize the use of unobservable inputs (level 3) within the fair value hierarchy. We generally apply the “market approach” to determine fair value. This method uses pricing and other information generated by market transactions for identical or comparable assets and liabilities. Assets and liabilities are classified within the fair value hierarchy based on the lowest level (least observable) input that is significant to the measurement in its entirety.

The carrying amounts of our cash and cash equivalents, receivables, payables and accrued liabilities approximate fair value due to the short-term maturities of these assets and liabilities. The reported amounts of long-term debt approximate fair value. Derivative instruments are carried at fair value, which are based on quoted market prices. Derivative instruments are our only financial assets and liabilities measured at fair value on a recurring basis.

The following table sets forth the assets and liabilities measured at fair value on a recurring basis, by input level, in the balance sheets at December 31, 2013 and 2012:

	Level 1	Level 2	Level 3	Total
As of December 31, 2013
Liabilities:
Commodity contracts (futures and forwards)	$310	$—	$—	$310
Commodity contracts (swaps)	—	15,328	11,569	26,897
Fair value hedge	—	2,676	—	2,676
As of December 31, 2012
Assets:
Commodity contracts (futures and forwards)	$386	$—	$—	$386
Commodity contracts (swaps)	—	1,514	—	1,514
Liabilities:
Fair value hedge	—	346	—	346

Level 3 Financial Instruments

We have commodity price swap contracts that relate to forecasted sales of jet fuel and forecasted purchases of crude oil for which quoted forward market prices are not readily available. The forward rate used to value these commodity price swaps was derived using a projected forward rate using quoted market rates for similar products, adjusted for product grade differentials, a Level 3 input.

ALON REFINING KROTZ SPRINGS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

(dollars in thousands, except as noted)

The following table presents the changes in fair value of our Level 3 assets and liabilities (all related to commodity price swap contracts) for the year ended December 31, 2013:

Year Ended December 31, 2013
Balance at beginning of period	$—
Change in fair value of Level 3 trades open at the beginning of the period	—
Fair value of trades entered into during the period—Recognized in other comprehensive income (loss)	(11,569)
Fair value of reclassification from Level 3 to Level 2	—
Settlement value of contractual maturities—Recognized in cost of sales	—

Balance at end of period	$(11,569)

(6) Derivative Financial Instruments

Mark-to-Market

Commodity Derivatives.    We selectively utilize crude oil and refined product commodity derivative contracts to reduce the risk associated with potential price changes on committed obligations. We do not speculate using derivative instruments. Credit risk on our derivative instruments is mitigated by transacting with counterparties meeting established collateral and credit criteria.

Fair Value Hedges

Fair value hedges are used to hedge price volatility of certain refining inventories and firm commitments to purchase inventories. The gain or loss on a derivative instrument designated and qualifying as a fair value hedge, as well as the offsetting gain or loss on the hedged item attributable to the hedged risk, is recognized in earnings in the same period.

As of December 31, 2013, we have accounted for certain commodity contracts as fair value hedges with contract purchase volumes of 272 thousand barrels of crude oil with remaining contract terms through May 2019.

Cash Flow Hedges

To designate a derivative as a cash flow hedge, we document at the inception of the hedge the assessment that the derivative will be highly effective in offsetting expected changes in cash flows from the item hedged. This assessment, which is updated at least quarterly, is generally based on the most recent relevant historical correlation between the derivative and the item hedged. If, during the term of the derivative, the hedge is determined to be no longer highly effective, hedge accounting is prospectively discontinued and any remaining unrealized gains or losses, based on the effective portion of the derivative at that date, are reclassified to earnings when the underlying transactions occur.

As of December 31, 2013, we have accounted for certain commodity swap contracts as cash flow hedges with total contract purchase volumes of 5,760 thousand barrels of crude oil and contract sales volumes of 5,760 thousand barrels of refined products with a remaining contract term of twenty-four

ALON REFINING KROTZ SPRINGS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

(dollars in thousands, except as noted)

months. Related to these transactions in Other Comprehensive Income (“OCI”), we recognized unrealized losses of $31,496 and unrealized gains of $1,514 for the years ended December 31, 2013 and 2012, respectively. There were no amounts reclassified from OCI into cost of sales as a result of the discontinuance of cash flow hedge accounting.

In November 2013, we elected to de-designate certain commodity swap contracts that were previously designated as cash flow hedges. Consequently, hedge accounting was discontinued prospectively for the commodity swap contracts and all changes in fair value were recorded in cost of sales in the statements of operations. As of December 31, 2013, we had unrealized losses of $29,982 classified in OCI that related to the application of hedge accounting prior to de-designation that will be recorded into earnings as the forecasted transactions occur during the year ended December 31, 2014. The commodity derivative contracts were subsequently re-designated as cash flow hedges as of December 31, 2013 on a product basis.

For the year ended December 31, 2013, there was $1,879 of hedge ineffectiveness recognized in cost of sales. For the year ended December 31, 2012, there was no hedge ineffectiveness recognized in income. No component of the derivative instruments’ gains or losses was excluded from the assessment of hedge effectiveness.

The following table presents the effect of derivative instruments on the statements of financial position:

	As of December 31, 2013
	Asset Derivatives		Liability Derivatives
	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
Derivatives not designated as hedging instruments:
Commodity contracts (futures and forwards)	Accounts receivable	$607	Accrued liabilities	$(917)

Total derivatives not designated as hedging instruments		$607		$(917)

Derivatives designated as hedging instruments:
Commodity contracts (swaps)		$—	Accrued liabilities	$(15,328)
Commodity contracts (swaps)		—	Other non-current liabilities	(11,569)
Fair value hedge		—	Other non-current liabilities	(2,676)

Total derivatives designated as hedging instruments		—		(29,573)

Total derivatives		$607		$(30,490)

ALON REFINING KROTZ SPRINGS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

(dollars in thousands, except as noted)

	As of December 31, 2012
	Asset Derivatives		Liability Derivatives
	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
Derivatives not designated as hedging instruments:
Commodity contracts (futures and forwards)	Accounts receivable	$386		$—

Total derivatives not designated as hedging instruments		$386		$—

Derivatives designated as hedging instruments:
Commodity contracts (swaps)	Accounts receivable	$2,287	Accrued liabilities	$(773)
Fair value hedge		—	Other non-current liabilities	(346)

Total derivatives designated as hedging instruments		2,287		(1,119)

Total derivatives		$2,673		$(1,119)

The following tables present the effect of derivative instruments on the statements of operations and accumulated other comprehensive income:

Derivatives designated as hedging instruments:

Cash Flow Hedging Relationships	Gain (Loss) Recognized in OCI	Gain (Loss) Reclassified from Accumulated OCI into Income (Effective Portion)		Gain (Loss) Reclassified from Accumulated OCI into Income (Ineffective Portion and Amount Excluded from Effectiveness Testing)
		Location	Amount	Location	Amount
For the Year Ended December 31, 2013
Commodity contracts (swaps)	$(31,496)	Cost of sales	$23,900	Cost of sales	$(1,879)

Total derivatives	$(31,496)		$23,900		$(1,879)

For the Year Ended December 31, 2012
Commodity contracts (swaps)	$1,514	Cost of sales	$(68,832)		$—

Total derivatives	$1,514		$(68,832)		$—

ALON REFINING KROTZ SPRINGS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

(dollars in thousands, except as noted)

Derivatives in fair value hedging relationships:

	Location	Gain (Loss) Recognized in Income
		Year Ended December 31,
		2013	2012	2011
Fair value hedge	Cost of sales	$(2,330)	$(346)	$—

Total derivatives		$(2,330)	$(346)	$—

Derivatives not designated as hedging instruments:

	Location	Gain (Loss) Recognized in Income
		Year Ended December 31,
		2013	2012	2011
Commodity contracts (futures & forwards)	Cost of sales	$(2,143)	$4,431	$10,837
Commodity contracts (swaps)	Cost of sales	4,964	(47,188)	30,040
Commodity contracts (call options)	Other income (loss), net	—	(7,297)	(36,280)

Total derivatives		$2,821	$(50,054)	$4,597

Offsetting Assets and Liabilities

Our derivative financial instruments are subject to master netting arrangements to manage counterparty credit risk associated with derivatives and we offset the fair value amounts recorded for derivative instruments to the extent possible under these agreements on our balance sheets.

ALON REFINING KROTZ SPRINGS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

(dollars in thousands, except as noted)

The following table presents offsetting information regarding our derivatives by type of transaction as of December 31, 2013 and 2012:

	Gross Amounts of Recognized Assets (Liabilities)	Gross Amounts offset in the Statement of Financial Position	Net Amounts of Assets (Liabilities) Presented in the Statement of Financial Position	Gross Amounts Not offset in the Statement of Financial Position		Net Amount
				Financial Instruments	Cash Collateral Pledged
As of December 31, 2013
Commodity Derivative Assets:
Futures & forwards	$747	$(140)	$607	$(607)	$—	$—
Commodity Derivative Liabilities:
Futures & forwards	$(1,057)	$140	$(917)	$607	$—	$(310)
Swaps	(26,897)	—	(26,897)	—	—	(26,897)
Fair value hedge	(2,676)	—	(2,676)	—	—	(2,676)

As of December 31, 2012
Commodity Derivative Assets:
Futures & forwards	$2,446	$(2,060)	$386	$—	$—	$386
Swaps	4,756	(2,469)	2,287	(773)	—	1,514
Commodity Derivative Liabilities:
Futures & forwards	$(2,060)	$2,060	$—	$—	$—	$—
Swaps	(3,242)	2,469	(773)	773	—	—
Fair value hedge	(346)	—	(346)	—	—	(346)

(7) Accounts Receivable

Financial instruments that potentially subject us to concentration of credit risk consist primarily of trade accounts receivables and commodity derivative contracts. Credit risk is minimized as a result of the credit quality of our customer base. We perform ongoing credit evaluations of our customers and require letters of credit, prepayments or other collateral or guarantees as we deem appropriate. Valero Energy Corporation (“Valero”), BP Products North America, Inc. (“BP”) and J. Aron accounted for substantially all of our net sales for the year ended December 31, 2013. The allowance for doubtful accounts is reflected as a reduction of accounts receivable in the balance sheets. The balance in the allowance account was zero at December 31, 2013 and 2012.

As part of the Supply and Offtake Agreement, there is a net out arrangement. Additionally, product sales to parties other than J. Aron are primarily collected when the sale occurs. As a result of these arrangements, we have minimal trade accounts receivable balances at December 31, 2013 and 2012.

ALON REFINING KROTZ SPRINGS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

(dollars in thousands, except as noted)

(8) Inventories

Carrying value of inventories consisted of the following:

	As of December 31,
	2013	2012
Crude oil, refined products and blendstocks	$11,710	$12,268
Crude oil inventory consigned to others (Note 4)	22,545	29,656
Materials and supplies	3,651	2,872

Total inventories	$37,906	$44,796

Market values of crude oil, refined products and blendstock inventories exceeded LIFO costs by $13,600 and $14,013 at December 31, 2013 and 2012, respectively.

(9) Property, Plant and Equipment, Net

Property, plant and equipment, net consisted of the following:

	As of December 31,
	2013	2012
Refining facilities	$441,152	$429,531
Accumulated depreciation	(107,553)	(86,210)

Property, plant and equipment, net	$333,599	$343,321

The useful lives of refining facilities used to determine depreciation expense were 3 to 20 years with an average life of 18 years.

Capitalized interest for the years ended December 31, 2013, 2012 and 2011 was $3,093, $1,574 and $555, respectively. Depreciation expense for the years ended December 31, 2013, 2012 and 2011 was $21,343, $20,261 and $19,899, respectively.

(10) Additional Financial Information

The tables that follow provide additional financial information related to the financial statements.

(a) Other Assets, Net

	As of December 31,
	2013	2012
Deferred turnaround and chemical catalyst cost	$7,585	$9,251
Deferred debt issuance costs	826	4,885
Intangible assets	1,983	2,026
Long-term receivables	6,206	6,206

Total other assets	$16,600	$22,368

ALON REFINING KROTZ SPRINGS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

(dollars in thousands, except as noted)

(b) Accrued Liabilities, Other Non-Current Liabilities and Accounts Payable

	As of December 31,
	2013	2012
Accrued Liabilities:
Taxes other than income taxes	$568	$1,670
Employee costs	1,280	1,460
Commodity contracts	16,245	773
Accrued finance charges	3,597	7,439
Other	8,094	1,157

Total accrued liabilities	$29,784	$12,499

Other Non-Current Liabilities:
Environmental accrual (Note 15)	$271	$319
Asset retirement obligations	1,177	1,101
Consignment inventory obligation	24,022	28,016
Commodity contracts	11,569	—

Total other non-current liabilities	$37,039	$29,436

Accounts payable includes related parties balance of $290,785 and $294,060 at December 31, 2013 and 2012, respectively.

(11) Income Taxes

Our results of operations are included in the consolidated U.S. Federal income tax return of our parent, Alon Energy. For financial reporting purposes, federal tax expense is allocated to us as if a separate return was filed. The amounts presented below were calculated as if we filed separate federal and state income tax returns. We had no unrecognized tax benefits as of December 31, 2013.

A reconciliation between the income tax benefit computed on pretax loss at the statutory federal rate and the actual provision for income tax benefit is as follows:

	Year Ended December 31,
	2013	2012	2011
Computed tax benefit	$(3,898)	$(31,986)	$(30,615)
State and local income taxes, net of federal benefit	(678)	(1,444)	(3,130)
Other, net	618	836	1,005
Change in valuation allowance	3,958	32,594	32,740

Income tax benefit	$—	$—	$—

ALON REFINING KROTZ SPRINGS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

(dollars in thousands, except as noted)

The following table sets forth the tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities:

	As of December 31,
	2013	2012
Deferred income tax assets:
Accrued liabilities and other	$481	$482
Non-current accrued liabilities and other	3,907	2,506
Net operating loss carryover	204,276	191,626

Deferred income tax assets	208,664	194,614

Less: Valuation allowance	(134,251)	(130,293)

Net deferred income tax assets	$74,413	$64,321

Deferred income tax liabilities:
Unrealized gains	$971	$92
Property, plant and equipment	70,428	60,489
Other non-current	2,285	2,997
Intangibles	729	743

Deferred income tax liabilities	$74,413	$64,321

Net deferred income tax after valuation allowance	$—	$—

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of taxable income and projections for future taxable income, over the periods which the deferred tax assets are deductible, management believes it is more likely than not that we will realize the benefits of these deductible differences, net of the existing valuation allowance at December 31, 2013.

We performed a review of our tax positions in accordance with ASC Subtopic 740-10, Income Taxes, and determined we have no unrecognized tax benefits. We have elected to recognize interest expense related to the underpayment of income taxes in interest expense, and penalties relating to underpayment of income taxes as a reduction to other income (loss), net, in the statements of operations.

(12) Indebtedness

Debt consisted of the following:

	As of December 31,
	2013	2012
Senior secured notes, net of discount	$75,684	$211,573

ALON REFINING KROTZ SPRINGS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

(dollars in thousands, except as noted)

(a) Senior Secured Notes

In October 2009, we issued 13.50% senior secured notes (the “Senior Secured Notes”) in aggregate principal amount of $216,500 in a private offering. In February 2010, we exchanged $216,480 of Senior Secured Notes for an equivalent amount of Senior Secured Notes (“Exchange Notes”) registered under the Securities Act of 1933. The Exchange Notes will mature in October 2014 and the entire principal amount is due at maturity. Interest is payable semi-annually in arrears on April 15 and October 15. The Exchange Notes are substantially identical to the Senior Secured Notes, except that the Exchange Notes have been registered with the Securities and Exchange Commission and are not subject to transfer restrictions. The Senior Secured Notes were issued at an offering price of 94.857% and we received gross proceeds of $205,365 (before fees and expenses related to the offering).

The terms of the Senior Secured Notes are governed by an indenture (the “Indenture”) and the obligations under the Indenture are secured by a first priority lien on our property, plant and equipment and a second priority lien on the our cash, accounts receivable and inventory.

The Indenture also contains restrictive covenants such as restrictions on loans, mergers, sales of assets, additional indebtedness and restricted payments. The Indenture does not contain any maintenance financial covenants.

In October 2013, Alon Energy made a $144,725 capital contribution to us, which we used to redeem $140,000 of the outstanding principal balance on the Senior Secured Notes. As a result of the prepayment of the Senior Secured Notes, a prepayment premium of $4,725 and write-offs of unamortized original issuance discount and debt issuance costs of $1,871 and $1,871, respectively, were charged to interest expense in the statements of operations for the year ended December 31, 2013.

At December 31, 2013, the Senior Secured Notes, due October 2014, had an outstanding balance (net of unamortized discount) of $75,684, included in current portion of long-term debt. At December 31, 2012, the Senior Secured Notes had an outstanding balance (net of unamortized discount) of $211,573, included in long-term debt. We are utilizing the effective interest method to amortize the original issue discount over the life of the Senior Secured Notes.

(b) Interest and Financing Expense

Interest and financing expense included the following:

	Year Ended December 31,
	2013	2012	2011
Interest expense	$25,399	$29,228	$29,228
Letters of credit and finance charges	13,334	12,268	8,314
Amortization of debt issuance costs	2,188	2,246	2,044
Write-off of debt issuance costs	1,871	—	—
Amortization of original issuance discount	2,240	2,249	1,946
Write-off of original issuance discount	1,871	—	—
Prepayment premium	4,725	—	—
Capitalized interest	(3,093)	(1,574)	(555)

Total interest expense	$48,535	$44,417	$40,977

ALON REFINING KROTZ SPRINGS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

(dollars in thousands, except as noted)

(13) Related Party Transactions

Since the acquisition of our refinery from Valero, we have received equity contributions in the amount of $312,381 from Alon Energy. The most recent contributions were $144,725 received in 2013, which we used to redeem $140,000 of the outstanding principal balance on the Senior Secured Notes.

Alon Israel Oil Company, Ltd. (“Alon Israel”) provided letters of credit to us of $15,000. In December 2012, the amount was reduced by $12,500 and in December 2013, the letter of credit was canceled. For the years ended December 31, 2013, 2012 and 2011, we recorded interest expense related to these letters of credit of $96, $600 and $600, respectively.

We are a subsidiary of Alon Energy and we are operated as a component of the integrated operations of Alon Energy and its other subsidiaries. As such, the executive officers of Alon Energy, who are employed by another subsidiary of Alon Energy, also serve as our executive officers as well as Alon Energy’s other subsidiaries. Alon Energy performs general corporate and administrative services and functions for us and Alon Energy’s other subsidiaries, which include accounting, treasury, cash management, tax, information technology, insurance administration and claims processing, legal, environmental, risk management, audit, payroll and employee benefit processing, and internal audit services. Alon Energy allocates the expenses actually incurred in performing these services to us and to its other subsidiaries based primarily on the amount of time the individuals performing such services devote to our business and affairs relative to the amount of time they devote to the business and affairs of Alon Energy’s other subsidiaries. We record the amount of such allocations in our financial statements as selling, general and administrative expenses. Our share of Alon Energy’s selling, general and administrative expenses were $8,870, $7,828 and $6,827, for the years ended December 31, 2013, 2012 and 2011, respectively.

Alon Energy currently owns all of our outstanding voting capital stock. As a result, Alon Energy can control the election of our directors, exercise control or significant influence over our corporate and management policies and generally determine the outcome of any corporate transaction or other matter submitted to our stockholders for approval, including potential mergers or acquisitions, asset sales and other significant corporate transactions. So long as Alon Energy continues to own a majority of the outstanding shares of our voting capital stock, Alon Energy will continue to be able to effectively control or influence the outcome of such matters.

(14) Employee Benefit Plans

Our employees are included in the various employee benefit plans of Alon Energy. These plans include qualified, non-contributory defined benefit retirement plans, defined contribution plans, employee and retiree medical, dental, and life insurance plans, incentive plans (i.e., stock options, restricted stock, and bonuses), and other such benefits. For the purposes of these financial statements, we are considered to be participating in multi-employer benefit plans of Alon Energy.

Our allocated share of Alon Energy’s employee benefit plan expenses, excluding costs related to the incentive plans was $2,095, $1,403 and $2,024 for the years ended December 31, 2013, 2012 and 2011, respectively.

Employee benefit plan expenses incurred by us are included in direct operating expenses with the related payroll costs.

ALON REFINING KROTZ SPRINGS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

(dollars in thousands, except as noted)

(15) Commitments and Contingencies

(a) Leases

We have long-term lease commitments for land, buildings and equipment. In most cases, we expect that in the normal course of business, our leases will be renewed or replaced by other leases. We have commitments under long-term operating leases for certain land, buildings and equipment expiring at various dates over the next fifteen years. Certain long-term operating leases relating to buildings and land include options to renew for additional periods. At December 31, 2013, minimum lease payments on operating leases were as follows:

Year ending December 31:
2014	$561
2015	502
2016	452
2017	313
2018	60
2019 and thereafter	597

Total	$2,485

Total rental expense was $3,508, $3,144 and $3,475 for the years ended December 31, 2013, 2012 and 2011, respectively. Contingent rentals and subleases were not significant.

(b) Other Commitments

In the normal course of business, we have long-term commitments to purchase, at market prices, utilities such as natural gas, electricity and water for use by the refinery. We are also party to various refined product and crude oil supply and exchange agreements. These agreements are typically short-term in nature or provide terms for cancellation.

Supply and Offtake Agreements

In July 2013, we entered into offtake agreements with Valero and BP that provides for the sale, at market prices, of light cycle oil and high sulfur distillate blendstock through June 2015. Both agreements will automatically extend for successive one year terms unless either we or the other party cancels the agreement by delivering written notice of termination to the other at least 180 days prior to the end of the then current term.

(c) Contingencies

We are involved in various legal actions arising in the ordinary course of business. We believe the ultimate disposition of these matters will not have a material effect on our financial position, results of operations or liquidity.

(d) Environmental

We are subject to loss contingencies pursuant to federal, state, and local environmental laws and regulations. These laws and regulations govern the discharge of materials into the environment and may require us to incur future obligations to investigate the effects of the release or disposal of certain

ALON REFINING KROTZ SPRINGS, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

(dollars in thousands, except as noted)

petroleum, chemical, and mineral substances at various sites; to remediate or restore these sites and to compensate others for damage to property and natural resources. These contingent obligations relate to sites that we own and are associated with past or present operations. We are currently participating in environmental investigations, assessments and cleanups pertaining to our refinery. We may be involved in additional future environmental investigations, assessments and cleanups. The magnitude of future costs are unknown and will depend on factors such as the nature and contamination at many sites, the timing, extent and method of the remedial actions which may be required, and the determination of our liability in proportion to other responsible parties.

We have accrued a non-current liability for environmental remediation obligations of $271 and $319 at December 31, 2013 and 2012, respectively.

(16) Renewable Fuel Standard

We are obligated by government regulations under the Renewable Fuel Standard 2 (“RFS2”) to blend a certain percentage of biofuels into the products we produce that are consumed in the U.S. We will purchase biofuels from third parties and blend those biofuels into our products, and each gallon of biofuel purchased includes a Renewable Identification Number (“RIN”). To the degree we are unable to blend biofuels at the required percentage, a RINs deficit is generated and we must acquire that number of RINs by the annual reporting deadline in order to remain in compliance with applicable regulations.

We are exposed to market risk related to the volatility in the price of credits needed to comply with these governmental and regulatory programs. We will manage this risk by purchasing biofuel credits when prices are deemed favorable.

We received an exemption from the RFS2 requirements for the year ended December 31, 2013. We were not subject to the RFS2 requirements for the years ended December 31, 2012 and 2011.